UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification to Rights of Security Holders.

Stock Dividend

On November 30, 2018, Generex Biotechnology Corporation (the “Company”) paid its previously announced common stock dividend on its shares of common stock, par value $.001 per share, at a ratio of 20 for 1.

Stock Control Agreement

As of December 1, 2018, the Company, Lawrence Salvo, Stephen L. Berkman, Joseph Moscato and B-H Sanford, LLC entered into a Stock Control Agreement. Under the Stock Control Agreement, these stockholders agree to transfer to the Company any after tax profit on sale of 95% of the shares received by them due to the stock dividend, if the shares are sold during the term of the Agreement. Specifically, if any of these shares are sold, the stockholders will retain an amount equal to their cost basis plus an amount necessary to pay taxes on any gain on the sale, with any remaining proceeds to be contributed to the Company. Each of the named stockholders has agreed to make 95% of the shares received in the stock dividend subject to this arrangement, with the number of shares as follows:

Post-Dividend Agreement Shares
Joseph Moscato	2,971,600 Common Shares, less any shares Mr. Moscato has or is required to pledge as collateral; for third party loans to the Company.
Lawrence Salvo	3,034,300 Common Shares
BH-Sanford, LLC	22,800,000 Common Shares
Stephen L. Berkman	4,370,000 Common Shares

To facilitate any sales the shares, each of the named stockholders had appointed Mr. Moscato as his or its attorney-in-fact to make agreements for sale and effect sales contemplated by the Stock Control Agreement. In addition, each of the named stockholders has agreed to name Mr. Moscato as proxy in connection with the voting of any of these shares during the term of the Stock Control Agreement. The term of the Stock Control Agreement will terminate on December 1, 2019.

Preferred Stock Conversions and Warrant Issuances.

Prior to payment of the dividend, on November 30, 2018, Joseph Moscato, the Company’s President and Chief Executive Officer, and Lawrence Salvo, a member of the Company’s Board of Directors, converted all shares of the Company’ Series I Convertible Preferred Stock owned by them. Mr. Moscato received 156.000 shares of the Company’s Common Stock upon conversion, which, after the completion of the dividend became 3,276,000 shares. Mr. Salvo received 159,745 shares of the Company’s Common Stock upon conversion, which, after the completion of the dividend became 3,354,645 shares.

On December 1, 2018, after payment of the dividend, B-H Sanford, LLC, converted all shares of the Company’ Series I Convertible Preferred Stock owned by it into 26,000,000 shares of common stock.

On December 1, 2018, the Company issued to Stephen L. Berkman a Warrant exercisable for 15,000,000 shares of common stock. The Warrant is exercisable until December 1. 2019 at an exercise price of $2.50 per shares. The Warrant contains a provision prohibiting the exercise of the Warrant to the extent that, after exercise, Mr. Berkman would own more than 9.99% of the Company’s Common Stock. The Warrant was issued pursuant to the January 18, 2017 Acquisition Agreement among the Company, Hema Diagnostic Systems, LLC (“HDS”), Stephen L. Berkman and the other equity owners of HDS.

Also on December 1, 2018, the Company and Mr. Berkman released $$624,403.64 owing to him by the Company and $13,431,705.66 owing to him by HDS, as of October 31, 2018, in exchange for shares of the Company’s common stock valued at the aggregate of such amount using the closing price for the common stock on November 30, 2018. The closing price was $18.99, resulting in 32,881 shares issuable to Mr. Berkman.

Item 5.01 Changes in Control of Registrant

The Stock Control Agreement discussed above will give Mr. Moscato voting and dispositive control of an aggregate 33,175,900 shares until December 1, 2019 or such shares are sold.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called included in this Current Report is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: December 2, 2018	/s/ Joseph Moscato
Joseph Moscato
President and CEO

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Exhibit Index

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant issued to Stephen L. Berkman on December 1, 2018.
10.1	Form of Stock Control Agreement among the Company, Lawrence Salvo, Stephen L. Berkman, Joseph Moscato and B-H Sanford, LLC.

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